As filed with the Securities and Exchange Commission on August 20, 2018

Registration No. 333-226713

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Priority Technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4257046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2001 Westside Parkway

Alpharetta, GA 30004

(800) 935-5961

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Prince

General Counsel

2001 Westside Parkway

Alpharetta, GA 30004

(800) 935-5961

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Mahon, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Phone: (212) 756-2000

Fax: (212) 593-5955

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,500,000(1)	$11.10(2)	$16,650,000	$2,072.94(3)
(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of our common stock issuable pursuant to Rule 416 under the Securities Act.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on August 7, 2018, as reported on the Nasdaq. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale of the securities registered hereunder.

(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated August 20, 2018)

PROSPECTUS

Priority Technology Holdings, Inc.

1,500,000 Shares of Common Stock

The selling stockholders identified herein may offer to sell shares of our common stock, par value $0.001 per share, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering as described under “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these securities. Each time that the selling stockholders offer any securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the securities being offered, including identifying the selling stockholders as well as the specific amounts, prices and terms of the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement identifying the selling stockholders and describing the method and terms of the offering.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 8. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein.

We will bear all costs, expenses and fees in connection with the registration of the shares other than any underwriting discounts or commissions. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is listed and traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PRTH.” On August 17, 2018, the last reported sales price for our common stock was $10.99 per share.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page 5 of this prospectus, in any prospectus supplement and free writing prospectus, together with the documents incorporated or deemed incorporated by reference before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2018.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, one or more selling stockholders may, from time to time, offer up to 1,500,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities that the selling stockholders may offer. Any prospectus supplement and any free writing prospectus may contain more specific information about the offering, including the specific amounts, prices and terms of the securities being offered. A prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Information Incorporated by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents described herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Explanatory Note

As used in this prospectus, unless the context otherwise requires, (i) references to the terms “Company,” “we,” “us” and “our” refer to Priority Technology Holdings, Inc. and, where applicable, our wholly-owned subsidiaries; (ii) the term “Business Combination” refers to the Company’s acquisition of Priority Holdings, LLC on July 25, 2018 and related transactions; (iii) the term “Priority” refers to Priority Holdings, LLC and its subsidiaries for all periods prior to the Business Combination and refers to the Company for all periods following the Business Combination; (iv) the term “2017 10-K” refers to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 27, 2018, incorporated by reference herein; and (v) the term “Business Combination Form 8-K” refers to our Current Report on Form 8-K, filed with the SEC on July 31, 2018, as amended on July 31, 2018 and August 14, 2018, incorporated by reference herein.

Trademark and Trade Names

This prospectus and the documents incorporated by reference herein contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained or incorporated by reference in this prospectus speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Business Combination 8-K and elsewhere in this prospectus and the documents incorporated by reference, as such factors may be updated from time to time in other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

OUR COMPANY

The Company was incorporated on April 23, 2015 under the laws of the state of Delaware. On July 25, 2018, the Company completed its acquisition of 100% of the issued and outstanding equity securities of Priority Holdings, LLC, which resulted in Priority Holdings, LLC becoming a wholly-owned subsidiary of the Company. On July 25, 2018, the Company changed its name to Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product capabilities to small and mid-sized businesses (“SMBs”), enterprises and distribution partners (Retail Independent Sales Organizations (“ISOs”), Financial Institutions, Wholesale ISO’s and Independent Software Vendors (“ISVs”)) in the United States. The Company was founded in 2005 with a mission to build a merchant inspired payments platform that would advance the goals of its SMB and enterprise clients and distribution partners. Since 2013, Priority has grown from the 38th largest U.S. merchant acquirer to become the 13th largest as of the end of 2017, measured by Visa and MasterCard purchase volume according to The Nilson Report. Priority is currently the 6th largest non-bank merchant acquirer in the United States. In 2017, the Company processed over 439 million transactions and over $34 billion in bankcard payment volume across approximately 174,000 merchants. In the three months ended March 31, 2018, Priority processed over 110 million transactions and over $9 billion in bankcard payment volume across approximately the same number of merchants. Headquartered in Alpharetta, GA, Priority has approximately 480 employees and is led by an experienced group of payments executives.

Priority’s growth has been underpinned by three key strengths: (1) a cost-efficient, agile payment and business processing infrastructure, known internally as Vortex.Cloud and Vortex.OS, (2) two proprietary product platforms: the MX product suite targeting the consumer payments market and the CPX product suite targeting the Commercial payments market and (3) focused distribution engines dedicated to selling into business-to-consumer (“B2C”) and commercial payments (“B2B”) markets.

The MX Product line, provides technology-enabled payment acceptance and business management capabilities to merchants, enterprises and its distribution partners (“Resellers”). The MX product line includes: Priority’s MX ISO/Agent and VIMAS reseller technology systems (collectively referred to as “MX Connect”) and MX Merchant products, which together provide resellers and merchant clients, a flexible and customizable set of business applications that help better manage critical business work functions and revenue performance using core payment processing as its leverage point. MX Connect provides Priority’s consumer payments reselling partners with automated tools that support low friction merchant on-boarding, underwriting and risk management, client service, and commission processing through a single mobile-enabled, web-based interface. The result is a smooth merchant activation onto Priority’s flagship consumer payments offering, MX Merchant, which provides core processing and business solutions to SMB clients. In addition to payment processing, the MX Merchant product line encompasses a variety of proprietary and third-party product applications (“Apps”) that merchants can adopt such as MX Insights, MX Storefront, MX Retail, MX Invoice, MX B2B and ACH.com, among others. This comprehensive suite of solutions enables merchants to identify key consumer trends in their business, quickly implement e-commerce or retail POS solutions, and even handle ACH payments. By empowering resellers to adopt a consultative selling approach and embedding its technology into the critical day-to-day workflows and operations of both merchants and resellers, Priority has established and maintained “sticky” relationships. Strong retention, coupled with consistent merchant boarding, have resulted in strong processing volume and revenue growth.

The Commercial Payments Exchange (“CPX”) platform, like the MX Product line, provides a complete solution suite designed to monetize all types of B2B payments by maximizing automation for buyers and suppliers. CPX supports virtual card, purchase card, electronic fund transfer, ACH and check payments, intelligently routing each transaction via the optimal payment method. Underlying its MX and CPX platforms is the Company’s Vortex.Cloud and Vortex.OS enterprise infrastructure, a curated cloud and application programming interface (“API”) driven operating system built for scale and agility.

Priority developed an entirely virtual computing infrastructure in 2012. This infrastructure, known as Vortex. Cloud, is a highly-available, redundant, and audited (PCI, HIPAA, NACHA, and SOC) computing platform with centralized security and technical operations. Priority strives to enable Vortex.Cloud to maintain 99.999 uptime. All computational and IP assets of Priority’s operating companies are hosted and managed on Vortex.Cloud infrastructure. Upon Vortex.Cloud, Priority has constructed a uniform set of API’s, called Vortex.OS (operating system), that provide critical functionality to Priority’s payment divisions. The Vortex OS APIs provide electronic payments, security/crypto, data persistence, time series data (events), and artificial intelligence (AI). The MX and CPX product platforms leverage Vortex.OS and Vortex.Cloud for maximum scalability, high-availability, security, and access to advanced feature sets. The combined result is a purpose build infrastructure and product offering that produces solid organic growth and profit margin results. Furthermore, in addition to supporting a modern product stack, Vortex.Cloud and Vortex.OS enable the rapid inclusion of data and systems of acquisition targets for smooth consolidation to the Priority operating infrastructure and accelerate achievement of revenue and cost synergies.

Priority sells its B2C merchant acquiring solutions primarily to SMBs through a growing and diverse reseller network, including ISOs, Financial Institutions (“FIs”), ISVs, Value-Added Resellers (“VARs”) and other referral partners. The Company maintains stable, long-term relationships with its resellers, bolstered by the integration of MX Connect, a powerful customer relationship management (“CRM”) and business operating system. MX Connect is used by Priority’s resellers and internal teams to manage their merchant base and accelerate the growth of their businesses through various value-added tools and resources which include marketing resources, automated onboarding, merchant underwriting, merchant activity monitoring and reporting. In addition, Priority offers ISVs and VARs a technology “agnostic” and feature rich API, providing developers with the ability to integrate electronic payment acceptance into their software and improve boarding efficiency for their merchant base. For the end user, MX Merchant provides a customizable, virtual terminal with proprietary business management tools and add-on applications (“apps”) that create an integrated merchant experience. MX Merchant’s add-on apps include invoicing, website builder, inventory management and customer engagement and data analytics focused on targeted marketing among others. These proprietary business management tools and add-on applications, coupled with its omni-channel payment solutions, enable Priority to achieve attrition rates that, Priority believes, are well below industry average. MX Merchant can be deployed on hardware from a variety of vendors and operated either as a standalone product or integrated with third-party software. Through MX Merchant, Priority is well-positioned to capitalize on the trend towards integrated payments solutions, new technology adoption, and value-added service utilization in the SMB market. Priority’s broad go-to-market strategy has resulted in a merchant base that is both industry and geographically diversified in the United States, resulting in low industry and merchant concentration.

In addition to Priority’s B2C offering, Priority has diversified its source of revenues through its growing presence in the B2B market. Priority works with enterprise clients and leading financial institutions seeking to automate their accounts payable processes. Priority provides curated managed services and a robust suite of integrated accounts payable automation solutions to industry leading financial institutions and card networks such as Citibank, MasterCard, Visa and American Express, among others. Unlike the consumer payments business which advocates a variable cost indirect sales strategy, Priority Commercial Payments supports a direct sales model that provides turnkey merchant development, product sales, and supplier enablement programs. CPX offers clients a seamless bridge for buyer to supplier (payor to provider) payments by integrating directly to “buyers” payment instruction file and parsing it for payment to their suppliers via virtual card, purchase card, ACH +, dynamic discounting, or check. Successful implementation of its accounts payable (“AP”) automation solutions provides suppliers with the benefits of cash acceleration, buyers with valuable rebate/discount revenue, and Priority with stable sources of payment processing and other revenue. Considering that the commercial payments volume in the United States is over twice the size of consumer payments and substantially less penetrated for electronic payments, this market represents a high growth opportunity for Priority.

Priority generates revenue primarily from fees charged for processing payment transactions, and to a lesser extent, from monthly subscription services and other solutions provided to merchants. Processing fees are generated from the ongoing sales of Priority’s merchants under multi-year merchant contracts, and thus are highly recurring in nature. Due to the nature of Priority’s strong reseller-centric distribution model and differentiated technology offering, Priority can drive efficient scale and operating leverage, generating robust margins and profitability.

Company Information

Priority Technology Holdings, Inc. is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2001 Westside Parkway, Alpharetta, GA 30004. Our telephone number is (800) 935-5961 and our internet address is prth.com. Our website and the information contained thereon and accessible therefrom are not part of this prospectus and should not be relied upon by prospective investors in connection with any decision to purchase our common shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the matters discussed under “Risk Factors” in our 2017 10-K and our Business Combination 8-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference in this prospectus. You should also carefully consider the matters discussed under “Risk Factors” or any similar caption in other documents or reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.” Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, prospects, results of operations, cash flow and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

We will not receive any proceeds from sales of our common stock by selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information as of August 16, 2018, with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.

	Shares of Common Stock Beneficially Owned		Shares of	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Common Stock Outstanding	Common Stock that May be Offered for Resale	Number of Shares	Percentage of Common Stock Outstanding
Thomas Priore(2)	49,434,170	73.6%	300,000	49,134,170	73.1%
John Priore(3)	9,347,591	14.0%	650,000	8,697,591	13.0%
Sean Kiewiet(4)	1,760,638	2.6%	250,000	1,510,638	2.3%
Bruce Mattox(5)	313,340	*	250,000	63,340	*
David McMiller(6)	320,555	*	50,000	270,555	*

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Alpharetta, GA 30004.
(2)	Includes 3,063,097 shares of the Company’s common stock and warrants directly held by Priority Incentive Equity Holdings, LLC. Following the Business Combination, Thomas Priore became the managing member of Priority Investment Holdings LLC, which is the non-member manager of Priority Incentive Equity Holdings, LLC. Thomas Priore may be deemed to beneficially own such shares and warrants directly or indirectly controlled by him. The address of Thomas Priore and each of the other entities listed in this footnote is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Alpharetta, GA 30004. Thomas Priore is the Executive Chairman of the Company.
(3)	Includes 9,347,591 shares of the Company’s common stock directly held by AESV Credit Card Consulting LLC, which is controlled by John Priore. John Priore may be deemed to beneficially own such shares directly or indirectly controlled by him. John Priore is the Chief Executive Officer and a director of the Company.
(4)	Sean Kiewiet is the Chief Technology Officer of the Company.
(5)	Bruce Mattox is the Chief Financial Officer of the Company.
(6)	David McMiller is the President of Commercial Business Services of the Company.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the most important terms of our common stock and related provisions of the certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001, and 100,000,000 shares of preferred stock, par value $0.001. As of August 16, 2018, 66,856,966 shares of common stock are outstanding, held by 33 stockholders of record. No shares of preferred stock are currently outstanding.

Common Stock

Each holder of record of common stock, as such, shall have one vote for each share of common stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”).

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends, dividends may be declared and paid ratably on the common stock out of the assets of the Company which are legally available for this purpose at such times and in such amounts as the board of directors in its discretion shall determine.

Upon the dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. There are no shares of preferred stock outstanding.

Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Dividends

The Company has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of its then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in its business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law

We are not subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The board of directors has elected to opt out of Section 203, but the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the board of directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third-party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders.

Our Second Amended and Restated Certificate of Incorporation contains provisions that have the same effect as Section 203, except that they provide that Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC (collectively, the “Sellers”) and certain of their respective affiliates and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the Sellers and certain of their respective affiliates and transferees from the definition of “interested stockholder,” because these parties currently hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Sellers and certain of their respective affiliates and transferees.

Limitation on Directors’ Liability

Our certificate of incorporation and bylaws will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Choice of Forum

Our Second Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Listing

Our common stock is listed on NASDAQ under the symbol “PRTH.”

Transfer Agent and Registrar

The transfer agent and registrar for our securities is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions:

●	to purchasers directly;

●	to underwriters for public offering and sale by them;

●	through agents;

●	through dealers;

●	through a combination of any of the foregoing methods of sale; and/or

●	through any other methods described in a prospectus supplement.

One or more selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf. Any such underwriters will be named in a prospectus supplement.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in an applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Schulte Roth & Zabel, LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017 have been incorporated by reference in this registration statement, and have been included herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference and appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Priority Holdings, LLC and Subsidiaries as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017 incorporated in this prospectus by reference from the Business Combination Form 8-K have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities covered by this prospectus, you should refer to the registration statement and to its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of such documents, you should obtain the documents yourself by following the procedures described above.

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our corporate website at http://www.prth.com. The information contained on our corporate website or any other website that we may maintain is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. The following documents filed with the SEC are hereby incorporated by reference in this prospectus, together with any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 27, 2018;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 14, 2018;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on July 18, 2018;

●	our Current Reports on Form 8-K and 8-K/A, filed with the SEC on January 8, 2018; February 27, 2018; March 2, 2018; March 14, 2018; April 13, 2018; April 23, 2018; May 2, 2018; May 17, 2018; May 22, 2018; June 20, 2018; June 26, 2018; July 24, 2018; July 31, 2018 (two filings); and August 14, 2018; and

●	the description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-37872), filed with the SEC on September 12, 2016, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Priority Technology Holdings, Inc.

2001 Westside Parkway

Alpharetta, GA 30004

Priority Technology Holdings, Inc.

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the SEC registration fee.

SEC Registration Fee		$2,072.94
FINRA Filing Fee		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Fees and Expenses		*
Blue Sky Fees and Expenses		*
Miscellaneous		*

Total	$	*

*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. However, our directors may be personally liable for liability:

●	for any breach of duty of loyalty to us or to our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividends or unlawful stock repurchases or redemptions; or

●	for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits Schedules

See the exhibit index attached hereto, which is incorporated herein by reference as if fully set forth herein.

Item 17. Undertakings

(1) The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(A)(i), (1)(A)(ii) and (1)(A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(E) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Exhibit Index

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith

4.1	Second Amended and Restated Certificate of Incorporation	8-K	3.1	7/31/18

4.2	Amended and Restated Bylaws	8-K	3.2	7/31/18

5.1	Opinion of Schulte Roth & Zabel LLP	S-3	5.1	8/9/18

23.1	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm				X

23.3	Consent of RSM US LLP, Independent Registered Public Accounting Firm				X

24.1	Powers of Attorney (included on signature pages of this Registration Statement)	S-3	24.1	8/9/18

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 20, 2018.

Priority Technology Holdings, Inc.

By:	/s/ Thomas Priore
Name:	Thomas Priore
Title:	Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 20, 2018.

Signature	Title

* John Priore	Chief Executive Officer and Director (Principal Executive Officer)

* Bruce Mattox	Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ Thomas Priore Thomas Priore	Executive Director and Chairman

* Marc Manuel	Director

* William Gahan	Director

* Matthew Kearney	Director

*/s/ Thomas Priore
Thomas Priore
Attorney-in-Fact